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                          INVESTMENT ADVISORY CONTRACT


THIS AGREEMENT, made this 1st day of November, 1999, between SECURITY CASH FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY MANAGEMENT COMPANY, LLC, a Kansas limited liability company (hereinafter referred to as the "Management Company"),

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Federal Investment Company Act of 1940; and

WHEREAS, the Management Company is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. EMPLOYMENT OF MANAGEMENT COMPANY. The Fund hereby employs the Management Company to act as investment adviser to the Fund with respect to the investment of its assets, and to supervise and arrange the purchase of securities for the Fund and the sale of securities held in the portfolio of the Fund, subject always to the supervision of the board of directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such employment and agrees to perform the services required by this agreement for the compensation herein provided.

2.  INVESTMENT ADVISORY DUTIES.

    (a) The Management Company shall regularly provide each Series of the Fund with investment research, advice and supervision, continuously furnish an investment program and recommend that securities shall be purchased and sold and what portion of the assets of the Fund shall be held uninvested and shall arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of each Fund. All investment advice furnished by the Management Company to the Fund under this Section 2 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, all as from time to time amended. The Management Company shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the board of directors of the Fund (and any duly appointed committee thereof) in regard to the foregoing matters and the general conduct of the Fund's business.

    (b) Subject to the provisions of the Investment Company Act of 1940 (the "1940 Act") and any applicable exemptions thereto, the Management Company is authorized, but is under no obligation, to enter into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more sub-advisers (each a "Sub-adviser") to provide investment advisory services to any Series of the Fund. Each Sub-adviser shall have investment discretion with respect to the assets of the Series assigned to that Sub-adviser by the Management Company. The Management Company shall not be responsible or liable with respect to any investment decision made by a Sub-adviser, whether such decision be to purchase, sell or hold such investment. Consistent with the provisions of the 1940 Act and any applicable exemption thereto, the Investment Manager may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the effected Series.

3.  PORTFOLIO TRANSACTIONS AND BROKERAGE.

    (a) Transactions in portfolio securities shall be effected by the Management Company, through brokers or otherwise, in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

    (b) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Management Company may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of a larger intended change in portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

    (c) Subject to any statements concerning the allocation of brokerage contained in the Fund's prospectus, the Management Company is authorized to direct the execution of portfolio transactions for the Fund to brokers who furnish investment information or research services to the Management Company. Such allocation shall be in such amounts and proportions as the Management Company may determine. If a transaction is directed to a broker supplying brokerage and research services to the Management Company, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, provided that the Management Company shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing brokerage and research services" shall have the meaning generally given such term or similar term under Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

    (d) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Management Company shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

    (e) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Management Company, better price or execution can be obtained in utilizing the services of a broker.

4. ALLOCATION OF EXPENSES AND CHARGES. The Management Company shall provide investment advisory, statistical and research facilities and all clerical services relating to research, statistical and investment work, and shall provide for the compilation and maintenance of such records relating to these functions as shall be required under applicable law and the rules and regulations of the Securities and Exchange Commission. Other than as specifically indicated in the preceding sentence, the Management Company shall not be required to pay any expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the Management Company shall not be required to pay office rental or general administrative expenses; board of directors' fees; legal, auditing and accounting expenses; broker's commissions; taxes and governmental fees; membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any); expenses (including clerical expenses) of issue, sale or redemption of shares of the Fund's capital stock; costs and expenses in connection with the registration of such capital stock under the Securities Act of 1933 and qualification of the Fund's capital stock under the "Blue Sky" laws of the states where such stock is offered; costs and expenses in connection with the registration of the Fund under the Investment Company Act of 1940 and all periodic and other reports required thereunder; expenses of preparing and distributing reports, proxy statements, notices and distributions to stockholders; costs of stationery; expenses of printing prospectuses; costs of stockholder and other meetings; and such non-recurring expenses as may arise including litigation affecting the Fund and the legal obligations the Fund may have to indemnify its officers and the members of its board of directors.

5.  COMPENSATION OF MANAGEMENT COMPANY.

    (a) As compensation for the services rendered by the Management Company as provided herein, for each of the years this agreement is in effect, the Fund shall pay the Management Company an annual fee equal to .5 of 1% of the average daily closing value of the net assets of the Fund computed on a daily basis. Such fee shall be adjusted and payable monthly. If this agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of the Fund shall be computed in the same manner on each business day as of the normal close of the New York Stock Exchange as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

    (b) For each of the Fund's full fiscal years during the term of this agreement, the Management Company guarantees that the aggregate annual expenses of every character, exclusive of interest and taxes and extraordinary expenses (such as litigation) (but inclusive of the Management Company's compensation) incurred by the Fund shall not exceed an amount equal to 1% of the average net assets of the Fund, such net assets to be calculated on a daily basis, and the Management Company agrees, on a monthly basis, to contribute to the Fund such funds or to waive such portion of its fee as may be necessary to insure that such aggregate annual expenses will not exceed said amount. If this agreement shall be effective for only a portion of one of the Fund's fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this paragraph (b).

6. MANAGEMENT COMPANY NOT TO RECEIVE COMMISSIONS. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Management Company nor any officer or director of the Management Company shall act as principal or receive any compensation from the Fund other than its compensation as provided for in Section 5 above. If the Management Company, or any "affiliated person" (as defined in the Investment Company Act of 1940) receives any cash credits, commissions or tender fees from any person in connection with transactions in portfolio securities of the Fund (including but no limited to the tender or delivery of any securities held in such portfolio), the Management Company shall immediately pay such amount to the Fund in cash or as a credit against any then earned but unpaid management fees due by the Fund to the Management Company.

7. LIMITATION OF LIABILITY OF MANAGEMENT COMPANY. So long as the Management Company shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, the Management Company shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Fund or its contract owners by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement. As used in this Section 7, "Management Company" shall include directors, officers and employees of the Management Company, as well as the Management Company itself.

8. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this agreement shall prevent the Management Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or restrict the Management Company or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Management Company expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this agreement. The Fund acknowledges that the Management Company acts as investment adviser to other investment companies, and it expressly consents to the Management Company acting as such; provided, however, that if securities of one issuer are purchased or sold, and the purchase or sale of such securities is consistent with the investment objectives of, and, in the opinion of the Management Company, such securities are desirable purchases or sales for the portfolios of the Fund and one or more of such other investment companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

9. DURATION AND TERMINATION OF AGREEMENT. This agreement shall become effective on November 1, 1999, provided that on or before that date it has been approved by a majority of the holders of the outstanding voting securities of the Fund. This agreement shall continue in force until November 1, 2001 and for successive 12-month periods thereafter, unless terminated, provided that each such continuance is specifically approved at least annually by the vote of a majority of the board of directors of the Fund (including approval by the vote of a majority of the directors who are not parties to this agreement or interested persons of any such party) cast in person at a regular or special meeting of the board of directors called for the purpose of voting upon such approval, or by the vote of the holders of a majority of the outstanding voting securities of the Fund and by such a vote of the board of directors. The words "interested persons" as used herein shall have the meaning set forth in Section 2(a)(19) of the Investment Company Act of 1940.

    This agreement may be terminated at any time, without the payment of any penalty, by vote of the board of directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund, or by the Management Company, upon sixty (60) days' written notice to the other party.

    This  agreement   shall   automatically   terminate  in  the  event  of  its
    "assignment" (as defined in the Investment Company Act of 1940).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereto duly authorized on the day, month and year first above written.

                                                SECURITY CASH FUND

                                            By: JOHN D. CLELAND
                                                --------------------------------
                                                John D. Cleland, President

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                                                SECURITY MANAGEMENT COMPANY, LLC

                                            By: JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, President

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary